Exhibit 10.3

LPATH, INC.

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

NOTICE OF GRANT OF RESTRICTED STOCK UNITS

(Deferred Settlement Date)

Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Notice of Grant.

Name:

You have been granted                  Restricted Stock Units.  Each such Restricted Stock Unit is equivalent to one share of Common Stock of the Corporation (a “Share”) for purposes of determining the number of Shares subject to this award.  No Share subject to this award of Restricted Stock Units will be issued (nor will you have the rights of a stockholder with respect to the underlying Shares) until the vesting conditions and the settlement date described below are satisfied.  Additional terms of this grant are as follows:

Date of Grant

Expiration Date:

Vesting Commencement Date:

Vesting Schedule:

The Restricted Stock Units will vest in accordance with Exhibit B, subject to your continuing to provide Service (as defined in the Restricted Stock Unit Agreement attached as Exhibit A hereto (the “Agreement”)) through the applicable vesting date.

Settlement Date:	To the extent vested, Restricted Stock Units will be settled through the issuance of shares of Common Stock, on the date the Restricted Stock Units have vested.

You acknowledge and agree that this Notice of Grant and the vesting schedule set forth herein does not constitute an express or implied promise of continued Service for the vesting period, for any period, or at all, and shall not interfere with your right or the Corporation’s right to terminate your Service at any time, with or without cause.

This grant has been authorized by the Corporation’s Board of Directors.  If any number in this Notice is inconsistent with that which was authorized by the Board, then it is an error and the Corporation reserves the right to replace this Notice with a corrected version.

You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Award.

By your signature and the signature of the Corporation’s representative below, you and the Corporation agree that this Notice of Grant, the form of Restricted Stock Unit Agreement attached as Exhibit A hereto, and the Lpath, Inc. Amended and Restated 2005 Equity Incentive Plan constitute your entire agreement with respect to this Award and may not be modified adversely except by means of a writing signed by the Corporation and you.

GRANTEE:	LPATH, INC.

Signature	By

Print Name	Title

Taxpayer I.D. Number

2

EXHIBIT A

LPATH, INC.

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AGREEMENT

(Deferred Settlement Date)

1.             Grant.  The Corporation hereby grants to the Participant an award of Restricted Stock Units (“RSUs”), as set forth in the Notice of Grant of Restricted Stock Units and subject to the terms and conditions in this Agreement and the Corporation’s Amended and Restated 2005 Equity Incentive Plan (the “Plan”).  Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Restricted Stock Unit Agreement (the “Agreement”).

2.             Corporation’s Obligation.  Each RSU represents the right to receive a Share, to the extent vested, on the Settlement Date.  Unless and until the RSUs vest and the Settlement Date has occurred, the Participant will have no right to receive Shares under such RSUs.  Prior to actual distribution of Shares pursuant to any vested RSUs, such RSUs will represent an unsecured obligation of the Corporation, payable (if at all) only from the general assets of the Corporation.

3.             Vesting Schedule.  Subject to paragraph 4, the RSUs awarded by this Agreement will vest according to the vesting schedule specified in the Notice of Grant.

4.             Forfeiture upon Termination of Service.  Notwithstanding any contrary provision of this Agreement or the Notice of Grant, if the Participant’s Service terminates for Cause (as defined in Participant’s consulting agreement with the Company) prior to vesting, the unvested RSUs awarded by this Agreement will thereupon be forfeited at no cost to the Corporation.  For the purposes of this Award, the term “Service” shall be defined as follows: the provision of services to the Corporation (or any Parent or Subsidiary) by a person in the capacity of (i) a full-time Employee, or (ii) a consultant.

5.             Payment after Vesting.  Any RSUs that vest in accordance with paragraph 3 will be paid to the Participant (or in the event of the Participant’s death, to his or her estate) in Shares on the applicable Settlement Date; provided that to the extent determined appropriate by the Administrator, pursuant to paragraph 12, the minimum statutorily required federal, state and local withholding taxes with respect to such RSUs will be paid by reducing the number of vested Shares actually paid to the Participant.  For the purposes of this Award, the term “Disability” shall be defined as follows: a Participant shall be considered disabled if the Participant is, by reason of any medically determined physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under a disability plan covering Employee’s of the Corporation.

6.             Payments after Death.  Any distribution or delivery to be made to the Participant under this Agreement will, if the Participant is then deceased, be made to the administrator or executor of the Participant’s estate.  Any such administrator or executor must furnish the Corporation with (a) written notice of his or her status as transferee, and (b) evidence satisfactory to the Corporation to establish the validity of the transfer and compliance with any laws or regulations pertaining to said transfer.

7.             Rights as Stockholder.  Neither the Participant nor any person claiming under or through the Participant will have any of the rights or privileges of a stockholder of the Corporation in respect of any Shares deliverable hereunder unless and until certificates representing such Shares will have been issued, recorded on the records of the Corporation or its transfer agents or registrars, and delivered to the Participant or Participant’s broker.

8.             No Effect on Employment.  The Participant’s employment with the Corporation and its Subsidiaries is on an at-will basis only.  Accordingly, the terms of the Participant’s employment with the Corporation and its Subsidiaries will be determined from time to time by the Corporation or the Subsidiary employing the Participant (as the case may be), and the Corporation or the Subsidiary will have the right, which is hereby expressly reserved, to terminate or change the terms of the employment of the Participant at any time for any reason whatsoever, with or without good cause or notice.

9.             Address for Notices.  Any notice to be given to the Corporation under the terms of this Agreement will be addressed to the Corporation at 4025 Sorrento Valley Blvd., San Diego, California 92121, Attn: Stock Administration, or at such other address as the Corporation may hereafter designate in writing or electronically.

10.          Grant is Not Transferable.  Except to the limited extent provided in paragraph 6, this grant and the rights and privileges conferred hereby will not be transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and will not be subject to sale under execution, attachment or similar process.  Upon any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of this grant, or any right or privilege conferred hereby, or upon any attempted sale under any execution, attachment or similar process, this grant and the rights and privileges conferred hereby immediately will become null and void.

11.          Binding Agreement.  Subject to the limitation on the transferability of this grant contained herein, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

12.          Withholding of Taxes.  When the Shares are issued as payment for vested RSUs, the Participant will recognize immediate U.S. taxable income if the Participant is a U.S. taxpayer.  In addition, at each vesting date Participant will be subject to applicable employment taxes on the value of the RSUs that become vested on that date.  If the Participant is a non-U.S. taxpayer, the Participant will be subject to applicable taxes in his or her jurisdiction.  The Corporation will withhold a portion of the Shares otherwise issuable in payment for vested RSUs that have an aggregate market value sufficient to pay the minimum federal, state and local income, employment and any other applicable taxes required to be withheld by the Corporation with respect to the Shares.  No fractional Shares will be withheld or issued pursuant to the grant of RSUs and the issuance of Shares hereunder.  The Corporation may instead, in its discretion, either (i) withhold any amount necessary to pay the applicable taxes from the Participant’s salary or other amounts payable to the Participant, with no withholding in Shares, or (ii) arrange for the appropriate number of Shares subject to the vested portion of the Award to be sold on the open market, if permitted by all applicable law, with the proceeds of such sale remitted to the Corporation in an amount necessary to satisfy the minimum tax withholding obligation of the Corporation.  In the event the withholding requirements are not satisfied through the withholding Shares (or, through the Participant’s salary or other amounts payable to the Participant or through the sale of Share on the open market), no Shares will be issued to the Participant (or his or her estate) in settlement of the RSU unless and until satisfactory arrangements (as determined by the Administrator) have been made by the Participant with respect to the payment of any income and other taxes which the Corporation determines must be withheld or collected with respect to such RSUs.  By accepting this RSU, the Participant expressly consents to the withholding of Shares and/or cash as provided for in this paragraph 12.  All income and other taxes related to the RSU and any Shares delivered in payment thereof are the sole responsibility of the Participant.

13.          Additional Conditions to Issuance of Stock.  If at any time the Corporation will determine, in its discretion, that the listing, registration or qualification of the Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Participant (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Corporation.  The Corporation will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.

14.          Plan Governs.  This Agreement and the Notice of Grant are subject to all terms and provisions of the Plan.  In the event of a conflict between one or more provisions of this Agreement or the Notice of Grant and one or more provisions of the Plan, the provisions of the Plan will govern.

15.          Administrator Authority.  The Administrator will have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret or revoke any such rules (including, but not limited to, the determination of whether or not any RSUs have vested).  All actions taken and all interpretations and determinations made by the Administrator in good faith will be final and binding upon Participant, the Corporation and all other interested persons.  No member of the Administrator will be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or this Agreement.

16.          Modifications to the Agreement.  The Participant expressly warrants that he or she is not accepting this Agreement in reliance on any promises, representations, or inducements other than those contained herein.  Modifications to this Agreement or the Plan can be made only in an express written amendment executed by a duly authorized officer of the Corporation.  Notwithstanding anything to the contrary in the Plan or this Agreement, the Corporation reserves the right to revise the Agreement as it deems necessary or advisable, in its sole discretion and without the consent of the Participant, to comply with Section 409A of the Code or to otherwise avoid imposition of any additional tax or income recognition under Section 409A of the Code prior to the actual payment of Shares pursuant to this award of RSUs.

17.          Notice of Governing Law.  This grant of RSUs shall be governed by, and construed in accordance with, the laws of the State of California without regard to principles of conflict of laws.

EXHIBIT B

AMENDED AND RESTATED 2005 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT VESTING

(Deferred Settlement Date)

The Restricted Stock Unit (“RSU”) Shares shall initially be unvested.  Grantee shall acquire a vested interest in the RSU Shares as follows:

1.              No RSU Shares shall vest until the earlier of (i) the Grantee has completed 12 months of Service (as defined in the Plan) measured from the Vesting Commencement Date (“Initial Service Period”), or (ii) the date of Grantee’s cessation of Service.